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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Baja Celular Mexicana, S.A. de C.V.

We consent to the reference to our Firm under the caption "Experts" and to the use of our reports dated April 28, 2000 (except Note 2, as to which the date is May 22, 2000) with respect to the financial statements and schedules of Baja Celular Mexicana, S.A. de C.V. included in the Registration Statement
(Form S-1) and related Prospectus of Propel Inc.

                                          /s/ Mancera - Ernst & Young
                                          International

Tijuana, B.C., Mexico
June 21, 2000